UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2022

ABIOMED, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-09585	04-2743260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Cherry Hill Drive
Danvers, Massachusetts 01923

(Address of Principal Executive Offices, including Zip Code)

(978) 646-1400

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ABMD	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 10, 2022, ABIOMED, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, shareholders considered and voted on the following proposals, each of which is described in more detail in the Company’s proxy statement filed in connection with the Annual Meeting: (1) the election of Michael R. Minogue, Martin P. Sutter and Paula A. Johnson each as a Class III director to serve a three-year term expiring at the 2025 Annual Meeting of Stockholders; (2) the approval, on a non-binding, advisory basis, of the compensation of the Company's named executive officers (as disclosed in the proxy statement filed in connection with the Annual Meeting); and (3) the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2023.

The holders of 41,944,819 shares of common stock were present or represented by proxy at the Annual Meeting. The results of the votes for each of these proposals were as follows:

Proposal One: Election of Directors

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Michael R. Minogue	36,742,284	2,893,539	2,308,996
Martin P. Sutter	22,443,240	17,192,583	2,308,996
Paula A. Johnson	39,091,026	544,797	2,308,996

Proposal Two: Non-Binding, Advisory Vote on Executive Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,295,971	25,312,782	27,070	2,308,996

Proposal Three: Ratification of Appointment of the Company’s Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
41,427,426	502,960	14,433	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABIOMED, Inc.

	By:	/s/ Marc A. Began
Marc A. Began Executive Vice President, General Counsel and Secretary
Date: August 12, 2022